Exhibit 99.1

FTI Consulting, Inc.

1101 K Street NW

Washington, DC 20005

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Second Quarter 2016 Financial Results

•    Second Quarter Revenues of $460.1 Million; Revenue Growth of 2.5% Over Prior Year Quarter

•    Second Quarter Fully Diluted EPS of $0.64; Adjusted EPS of $0.66

Washington, D.C., July 28, 2016 — FTI Consulting, Inc. (NYSE: FCN) (the “Company”), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today released its financial results for the quarter ended June 30, 2016.

For the quarter, revenues increased 2.5 percent to $460.1 million compared to $449.1 million in the prior year quarter. Excluding the estimated negative impact of foreign currency translation (“FX”), revenues increased 3.7 percent compared to the prior year quarter. Net income increased 22.3 percent to $26.5 million compared to $21.7 million in the prior year quarter. Fully diluted earnings per share (“EPS”) were $0.64 compared to $0.52 in the prior year quarter. Second quarter 2016 EPS included a special charge of $1.7 million related to headcount reductions in the health solutions practice within the Forensic and Litigation Consulting segment, which reduced EPS by $0.02, and a $3.0 million FX revaluation gain, which benefitted EPS by $0.05. EPS in the prior year quarter included a reduction of contingent consideration liabilities, which increased EPS by $0.02. Adjusted EPS and Adjusted EBITDA, which exclude the contingent consideration gain and special charges, were $0.66 and $56.6 million, respectively, compared to $0.50 and $55.8 million, respectively, in the prior year quarter. Adjusted EBITDA was 12.3 percent of revenues compared to 12.4 percent of revenues in the prior year quarter.

Adjusted EPS and Adjusted EBITDA are non-GAAP measures defined elsewhere in this press release and are reconciled to GAAP measures in the accompanying financial tables.

Commenting on these results, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting, said, “I am pleased to announce that we had another strong quarter. Together with our exceptional first quarter, these two quarters constitute the best first half ever in the history of the Company from a revenue, EPS and Adjusted EPS basis.”

Mr. Gunby added, “Our goal by the end of 2016 is to have each of our businesses in the position where we are confident that they are real engines for growth, on multi-year basis. I believe we are on track to achieving this goal, which gives us a lot of optimism about where the Company can continue to go over the next years.”

Cash Position

Net cash generated by operating activities for the quarter was $73.7 million compared to net cash generated by operating activities of $20.6 million in the prior year quarter. Cash and cash equivalents were $182.7 million at June 30, 2016 compared to $240.0 million at June 30, 2015.

Second Quarter Segment Results

Corporate Finance & Restructuring

Revenues in the Corporate Finance & Restructuring segment increased $23.0 million, or 21.1 percent to $132.1 million in the quarter, compared to $109.1 million in the prior year quarter. Excluding the estimated negative impact of FX, revenues increased $24.5 million, or 22.5 percent compared to the prior year quarter. The increase in revenues was driven primarily by higher demand for distressed services in North America and higher demand across all service offerings in the Europe, Middle East and Africa (“EMEA”) region. Adjusted Segment EBITDA was $32.0 million, or 24.2 percent of segment revenues, compared to $22.0 million, or 20.2 percent of segment revenues in the prior year quarter. The increase in Adjusted Segment EBITDA margin was driven by higher realized rates and improved utilization in EMEA, which was partially offset by lower utilization in non-distressed services in North America.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment decreased $7.9 million, or 6.3 percent to $118.2 million in the quarter, compared to $126.1 million in the prior year quarter. Excluding the estimated negative impact of FX, revenues decreased $6.7 million, or 5.3 percent compared to the prior year quarter. The decrease in revenues was driven by lower demand and success fees in the segment’s health solutions practice, which was partially offset by increased demand in the global risk and investigations practice (“GRIP”). Adjusted Segment EBITDA was $15.2 million, or 12.9 percent of segment revenues, compared to $20.0 million, or 15.8 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to lower utilization and success fees in the segment’s health solutions practice, which was partially offset by higher average realization in GRIP and lower selling, general and administrative (“SG&A”) expenses.

Economic Consulting

Revenues in the Economic Consulting segment increased $9.3 million, or 8.6 percent to $118.0 million in the quarter, compared to $108.7 million in the prior year quarter. Excluding the estimated negative impact of FX, revenues increased $10.4 million, or 9.6 percent compared to the prior year quarter. The increase in revenues was driven by higher demand for the segment’s financial economics services in North America and non-merger and acquisition (“M&A”)-related antitrust and intellectual property services in North America and EMEA. Adjusted Segment EBITDA was $15.4 million, or 13.0 percent of segment revenues, compared to $15.3 million, or 14.1 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to higher bad debt expense and overhead support costs.

Technology

Revenues in the Technology segment decreased $19.9 million, or 32.3 percent to $41.9 million in the quarter, compared to $61.8 million in the prior year quarter. The decrease in revenues was driven by declines in M&A-related “second request” activity and reduced demand for cross-border investigations. Adjusted Segment EBITDA was $5.0 million, or 12.0 percent of segment revenues, compared to $12.2 million, or 19.7 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to lower demand for managed review services, lower realized pricing for consulting services based on the mix of clients and higher SG&A, including increased research and development investment, as a percentage of revenues.

Strategic Communications

Revenues in the Strategic Communications segment increased $6.6 million, or 15.1 percent to $49.9 million in the quarter, compared to $43.4 million in the prior year quarter. Excluding the estimated negative impact of FX, revenues increased $7.6 million, or 17.6 percent compared to the prior year quarter. The increase in revenue was primarily driven by higher project-based revenues from public affairs and financial communications engagements in North America and EMEA. Adjusted Segment EBITDA was $8.4 million, or 16.9 percent of segment revenues, compared to $5.6 million, or 13.0 percent of segment revenues in the prior year quarter. The increase in Adjusted Segment EBITDA margin was due to the mix of higher margin large project engagements, improved utilization across North America and lower SG&A expenses as a percent of revenues.

Updated 2016 Guidance

The Company now estimates that revenues for 2016 will be between $1.80 billion and $1.87 billion. The Company reaffirmed its 2016 guidance for Adjusted EPS of between $2.15 and $2.45.

Second Quarter 2016 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss second quarter 2016 financial results at 9:00 a.m. Eastern Time on July 28, 2016. The call can be accessed live and will be available for replay over the Internet for 90 days on the Company’s website at www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 4,600 employees located in 28 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The Company generated $1.78 billion in revenues during fiscal year 2015. More information can be found at www.fticonsulting.com.

Use of Certain GAAP and Non-GAAP Measures

We have included the definitions of Segment Operating Income (Loss), Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin, GAAP measures, below in order to more fully define the components of the certain non-GAAP measures presented in this earnings release. We define Segment Operating Income (Loss) as a segment’s share of Consolidated Operating Income (Loss). We define Total Segment Operating Income (Loss) as the total of Segment Operating Income (Loss) for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income (Loss) for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of Consolidated Operating Income (Loss) before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We define Adjusted Segment EBITDA Margin as Adjusted Segment EBITDA as a percentage of a segment’s revenues. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash.

We define, non-GAAP measures, Total Adjusted Segment EBITDA as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses and Adjusted EBITDA as Consolidated Net Income (Loss) before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We believe that our non-GAAP financial measures, when considered together with our GAAP financial results and GAAP measures, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. In addition, EBITDA and Adjusted EBITDA are common alternative measures of operating performance used by many of our competitors. They are used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”) as net income (loss) and earnings per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of GAAP to non-GAAP financial measures are included in the financial tables accompanying this press release.

The financial tables accompanying this press release do not include a reconciliation of the Company’s 2016 Adjusted EPS guidance to an estimate of GAAP EPS. It is difficult to predict and estimate future remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and/or losses on early extinguishment of debt, as these items are dependent on future events that are uncertain. Accordingly, a reconciliation of our non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item

1A Risk Factors” in the Company’s most recent Form 10-K filed with the SEC and in the Company’s other filings with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,
	2016	2015
Revenues	$460,147	$449,137

Operating expenses
Direct cost of revenues	303,194	291,469
Selling, general and administrative expenses	108,245	109,045
Special charges	1,750	—
Acquisition-related contingent consideration	206	(1,538)
Amortization of other intangible assets	2,590	3,007

	415,985	401,983

Operating income	44,162	47,154

Other income (expense)
Interest income and other	4,125	950
Interest expense	(6,303)	(12,473)

	(2,178)	(11,523)

Income before income tax provision	41,984	35,631
Income tax provision	15,437	13,922

Net income	$26,547	$21,709

Earnings per common share - basic	$0.65	$0.53

Weighted average common shares outstanding - basic	40,820	40,792

Earnings per common share - diluted	$0.64	$0.52

Weighted average common shares outstanding - diluted	41,599	41,696

Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments, net of tax $0	$(18,809)	$13,298

Total other comprehensive (loss) income, net of tax	(18,809)	13,298

Comprehensive income	$7,738	$35,007

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

(unaudited)

	Six Months Ended June 30,
	2016	2015
Revenues	$930,432	$881,475

Operating expenses
Direct cost of revenues	608,830	570,499
Selling, general and administrative expenses	211,854	211,259
Special charges	6,811	—
Acquisition-related contingent consideration	1,340	(1,304)
Amortization of other intangible assets	5,196	6,019

	834,031	786,473

Operating income	96,401	95,002

Other income (expense)
Interest income and other	6,682	813
Interest expense	(12,532)	(24,841)

	(5,850)	(24,028)

Income before income tax provision	90,551	70,974
Income tax provision	33,823	25,579

Net income	$56,728	$45,395

Earnings per common share - basic	$1.40	$1.12

Weighted average common shares outstanding - basic	40,663	40,607

Earnings per common share - diluted	$1.37	$1.09

Weighted average common shares outstanding - diluted	41,373	41,529

Other comprehensive loss, net of tax:
Foreign currency translation adjustments, net of tax $0	$(19,167)	$(7,184)

Total other comprehensive loss, net of tax	(19,167)	(7,184)

Comprehensive income	$37,561	$38,211

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$26,547	$21,709	$56,728	$45,395
Add back:
Special charges, net of tax (1)	1,059	—	4,328	—
Remeasurement of acquisition-related contingent consideration, net of tax (2)	—	(1,005)	600	(1,005)

Adjusted Net Income	$27,606	$20,704	$61,656	$44,390

Earnings per common share – diluted	$0.64	$0.52	$1.37	$1.09
Add back:
Special charges, net of tax (1)	0.02	—	0.10	—
Remeasurement of acquisition-related contingent consideration, net of tax (2)	—	(0.02)	0.02	(0.02)

Adjusted earnings per common share – diluted	$0.66	$0.50	$1.49	$1.07

Weighted average number of common shares outstanding – diluted	41,599	41,696	41,373	41,529

(1)	The tax effect takes into account the tax treatment and related tax rates that apply to each adjustment in the applicable tax jurisdiction. As a result, the effective tax rates for the adjustments related to special charges for the three and six months ended June 30, 2016 were 39.5% and 36.5%, respectively. The tax expense related to the adjustments for special charges for the three and six months ended June 30, 2016 was $0.7 million, or $0.02 impact on Adjusted EPS, and $2.5 million, or $0.06 impact on Adjusted EPS, respectively. There were no special charges for the comparable period in 2015.
(2)	The tax effect takes into account the tax treatment and related tax rates that apply to each adjustment in the applicable tax jurisdiction. As a result, the effective tax rate for the adjustments related to the remeasurement of acquisition-related contingent consideration for the six months ended June 30, 2016 was 38.8%. The tax expense related to the adjustment for the remeasurement of acquisition-related contingent consideration for the six months ended June 30, 2016 was $0.4 million or $0.01 impact on Adjusted EPS. The effective tax rate for the adjustments related to the remeasurement of acquisition-related contingent consideration for the three and six months ended June 30, 2015 was 40.0%. The tax expense related to the remeasurement of acquisition-related contingent consideration for the three and six months ended June 30, 2015 was $0.7 million, or a $0.02 impact on Adjusted EPS. There were no adjustments related to the remeasurement of acquisition-related contingent consideration in the three months ended June 30, 2016.

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

(unaudited)

	Segment Revenues	Adjusted EBITDA	Adjusted EBITDA Margin	Utilization	Average Billable Rate	Revenue- Generating Headcount
	(in thousands)					(at period end)
Three Months Ended June 30, 2016
Corporate Finance & Restructuring	$132,142	$32,041	24.2%	68%	$422	853
Forensic and Litigation Consulting	118,193	15,190	12.9%	61%	$333	1,117
Economic Consulting	118,006	15,381	13.0%	71%	$526	604
Technology (1)	41,882	5,035	12.0%	N/M	N/M	301
Strategic Communications (1)	49,924	8,440	16.9%	N/M	N/M	606

	$460,147	76,087	16.5%			3,481

Unallocated Corporate		(19,507)

Adjusted EBITDA		$56,580	12.3%

Six Months Ended June 30, 2016
Corporate Finance & Restructuring	$259,298	$63,644	24.5%	71%	$402	853
Forensic and Litigation Consulting	237,197	34,998	14.8%	62%	$333	1,117
Economic Consulting	248,737	36,700	14.8%	75%	$529	604
Technology (1)	90,163	12,858	14.3%	N/M	N/M	301
Strategic Communications (1)	95,037	14,548	15.3%	N/M	N/M	606

	$930,432	162,748	17.5%			3,481

Unallocated Corporate		(37,311)

Adjusted EBITDA		$125,437	13.5%

Three Months Ended June 30, 2015
Corporate Finance & Restructuring	$109,113	$22,032	20.2%	70%	$394	775
Forensic and Litigation Consulting	126,131	19,979	15.8%	66%	$318	1,169
Economic Consulting	108,698	15,292	14.1%	71%	$530	554
Technology (1)	61,826	12,166	19.7%	N/M	N/M	364
Strategic Communications (1)	43,369	5,631	13.0%	N/M	N/M	551

	$449,137	75,100	16.7%			3,413

Unallocated Corporate		(19,311)

Adjusted EBITDA		$55,789	12.4%

Six Months Ended June 30, 2015
Corporate Finance & Restructuring	$215,325	$44,512	20.7%	72%	$384	775
Forensic and Litigation Consulting	249,396	42,050	16.9%	67%	$318	1,169
Economic Consulting	214,779	26,848	12.5%	72%	$515	554
Technology (1)	116,480	22,239	19.1%	N/M	N/M	364
Strategic Communications (1)	85,495	11,383	13.3%	N/M	N/M	551

	$881,475	147,032	16.7%			3,413

Unallocated Corporate		(32,575)

Adjusted EBITDA		$114,457	13.0%

(1)	The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

Three Months Ended June 30, 2016	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Net income							$26,547
Interest income and other							(4,125)
Interest expense							6,303
Income tax provision							15,437

Operating income	$30,482	$11,925	$14,291	$880	$6,990	$(20,406)	$44,162
Depreciation and amortization	755	996	935	3,996	497	899	8,078
Amortization of other intangible assets	804	519	155	159	953	—	2,590
Special charges	—	1,750	—	—	—	—	1,750

Adjusted EBITDA	$32,041	$15,190	$15,381	$5,035	$8,440	$(19,507)	$56,580

Six Months Ended June 30, 2016	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total

Net income							$56,728
Interest income and other							(6,682)
Interest expense							12,532
Income tax provision							33,823

Operating income (loss)	$60,558	$30,138	$34,502	$(300)	$10,655	$(39,152)	$96,401
Depreciation and amortization	1,477	2,075	1,860	7,780	1,016	1,841	16,049
Amortization of other intangible assets	1,609	1,035	338	317	1,897	—	5,196
Special charges	—	1,750	—	5,061	—	—	6,811
Remeasurement of acquisition-related contingent consideration	—	—	—	—	980	—	980

Adjusted EBITDA	$63,644	$34,998	$36,700	$12,858	$14,548	$(37,311)	$125,437

Three Months Ended June 30, 2015	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total

Net income							$21,709
Interest income and other							(950)
Interest expense							12,473
Income tax provision							13,922

Operating income	$21,906	$18,476	$14,282	$8,465	$4,126	$(20,101)	$47,154
Depreciation and amortization	682	922	886	3,508	515	790	7,303
Amortization of other intangible assets	935	581	308	193	990	—	3,007
Remeasurement of acquisition-related contingent consideration	(1,491)	—	(184)	—	—	—	(1,675)

Adjusted EBITDA	$22,032	$19,979	$15,292	$12,166	$5,631	$(19,311)	$55,789

Six Months Ended June 30, 2015	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total

Net income							$45,395
Interest income and other							(813)
Interest expense							24,841
Income tax provision							25,579

Operating income	$42,670	$38,950	$24,578	$14,663	$8,323	$(34,182)	$95,002
Depreciation and amortization	1,464	1,937	1,838	7,185	1,080	1,607	15,111
Amortization of other intangible assets	1,869	1,163	616	391	1,980	—	6,019
Remeasurement of acquisition-related contingent consideration	(1,491)	—	(184)	—	—	—	(1,675)

Adjusted EBITDA	$44,512	$42,050	$26,848	$22,239	$11,383	$(32,575)	$114,457

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2016	2015
Operating activities
Net income	$56,728	$45,395
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	16,049	15,111
Amortization of other intangible assets	5,196	6,019
Acquisition-related contingent consideration	1,340	(1,304)
Provision for doubtful accounts	4,344	6,571
Non-cash share-based compensation	9,667	10,581
Non-cash interest expense	992	1,343
Other	(639)	(223)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(57,501)	(70,710)
Notes receivable	(4,640)	(6,626)
Prepaid expenses and other assets	(943)	(5,120)
Accounts payable, accrued expenses and other	1,932	(2,435)
Income taxes	29,329	16,458
Accrued compensation	(28,518)	(40,587)
Billings in excess of services provided	7,297	(5,204)

Net cash provided by (used in) operating activities	40,633	(30,731)

Investing activities
Payments for acquisition of businesses, net of cash received	(56)	(576)
Purchases of property and equipment	(11,983)	(17,533)
Other	96	64

Net cash used in investing activities	(11,943)	(18,045)

Financing activities
Payments of debt issue costs	—	(3,090)
Deposits	2,557	2,423
Purchase and retirement of common stock	(2,903)	—
Net issuance of common stock under equity compensation plans	9,353	8,662
Other	(154)	(326)

Net cash provided by financing activities	8,853	7,669

Effect of exchange rate changes on cash and cash equivalents	(4,638)	(2,585)

Net increase (decrease) in cash and cash equivalents	32,905	(43,692)
Cash and cash equivalents, beginning of period	149,760	283,680

Cash and cash equivalents, end of period	$182,665	$239,988

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$182,665	$149,760
Accounts receivable:
Billed receivables	415,750	405,000
Unbilled receivables	330,730	280,538
Allowance for doubtful accounts and unbilled services	(199,182)	(185,754)

Accounts receivable, net	547,298	499,784
Current portion of notes receivable	34,418	36,115
Prepaid expenses and other current assets	47,361	55,966

Total current assets	811,742	741,625
Property and equipment, net of accumulated depreciation	68,764	74,760
Goodwill	1,189,602	1,198,298
Other intangible assets, net of amortization	57,568	63,935
Notes receivable, net of current portion	112,095	106,882
Other assets	47,693	43,518

Total assets	$2,287,464	$2,229,018

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$94,782	$89,845
Accrued compensation	193,826	227,783
Billings in excess of services provided	36,434	29,449

Total current liabilities	325,042	347,077
Long-term debt, net	495,150	494,772
Deferred income taxes	161,433	139,787
Other liabilities	102,596	99,779

Total liabilities	1,084,221	1,081,415

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 42,083 (2016) and 41,234 (2015)	420	412
Additional paid-in capital	418,776	400,705
Retained earnings	912,209	855,481
Accumulated other comprehensive loss	(128,162)	(108,995)

Total stockholders’ equity	1,203,243	1,147,603

Total liabilities and stockholders’ equity	$2,287,464	$2,229,018